UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2015

PROLOGIS, INC.

PROLOGIS, L.P.

(Exact name of registrant as specified in charter)

Maryland (Prologis, Inc.) Delaware (Prologis, L.P.)	001-13545 (Prologis, Inc.) 001-14245 (Prologis, L.P.)	94-3281941 (Prologis, Inc.) 94-3285362 (Prologis, L.P.)
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Pier 1, Bay 1, San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ Telephone Number, including Area Code: (415) 394-9000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 8.01 of this Form 8-K is incorporated herein by reference in response to this Item 2.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 28, 2015, Prologis, Inc. (“Prologis”) and Prologis, L.P. (the “Operating Partnership”) entered into a new $1.0 billion unsecured senior term loan facility (the “Facility”) with various lenders and Bank of America N.A., as Administrative Agent. As part of the financing for the Acquisition (as defined below), on May 28, 2015, the Operating Partnership borrowed $1.0 billion (the full amount available) under the Facility.

Loans under the Facility are scheduled to mature on May 27, 2016, but the Operating Partnership may, at its option and subject to the satisfaction of certain conditions and payment of an extension fee, extend the maturity date on a single occasion for a period of one year. Pricing under the Facility, including the spread over LIBOR, varies based upon the public debt ratings of the Operating Partnership as in effect from time to time. The Facility contains representations, covenants (including certain financial tests applicable to Prologis) and defaults (including cross payment default and cross-acceleration to other recourse indebtedness of more than $100,000,000) that are substantially the same as the corresponding provisions of the other major unsecured credit facilities of Prologis and the Operating Partnership. Prologis has unconditionally guaranteed all obligations of the Operating Partnership under the Facility.

In connection with the execution of the Facility described above, the Operating Partnership terminated the previously announced commitment from Morgan Stanley Senior Funding, Inc. to provide a $1.0 billion senior unsecured bridge loan facility.

The information set forth in Item 8.01 of this Form 8-K is incorporated herein by reference in response to this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

On May 29, 2015, the closing of the Acquisition (the “Closing”), the Operating Partnership issued 4,500,000 common limited partnership units (“OP Units”) in the Operating Partnership to KTR Capital Partners and its affiliates (“KTR”). The issuance of OP Units was undertaken in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, afforded by Section 4(a)(2) thereof. The issuance of OP Units did not involve a public offering and was made without general solicitation or advertising. Each holder of OP Units represented that, among other things, it is an accredited investor, as such term is defined in Regulation D. OP Units are redeemable for cash, or at Prologis’ option common stock, par value $0.01, of Prologis beginning one year after their issuance.

The information set forth in Item 8.01 of this Form 8-K is incorporated herein by reference in response to this Item 3.02.

Item 7.01.	Regulation FD Disclosure.

On June 1, 2015, Prologis issued a press release announcing the completion of the Acquisition. A copy of the press release is furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and pursuant to Item 7.01 of Form 8-K will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 8.01.	Other Events.

On June 1, 2015, Prologis announced the competition of its acquisition of the real estate assets and operating platform of KTR for a total purchase price of $5.9 billion (the “Acquisition”). The properties were acquired by Prologis U.S. Logistics Venture, a 55-45 consolidated joint venture with Norges Bank Investment Management, manager of the Norwegian Government Pension Fund Global. The real estate assets include an approximately 60 million square foot operating portfolio, 3.6 million square feet of development-in-progress and a land bank with a build-out potential of 6.7 million square feet.

Prologis’ share of the Acquisition was valued at approximately $3.2 billion, consisting of the assumption of approximately $400 million in secured mortgage debt, the issuance of 4,500,000 OP Units and $2.6 billion in cash. The cash portion was funded through Prologis’ previously announced financing transactions, including the Facility, with the remainder from its global line of credit and the monetization of hedges.

Cautionary Statement Regarding Forward-Looking Statements

The statements in this Current Report on Form 8-K that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which Prologis operates, management’s beliefs and assumptions made by management. Such statements involve uncertainties that could significantly impact Prologis’ financial results. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity and changes in sales or contribution volume of properties, disposition activity, general conditions in the geographic areas where we operate, our debt and financial position, our ability to form new co-investment ventures and the availability of capital in existing or new co-investment ventures — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic climates, (ii) changes in financial markets, interest rates and foreign currency exchange rates, (iii) increased or unanticipated competition for our properties, (iv) risks associated with acquisitions, dispositions and development of properties, (v) maintenance of real estate investment trust status and tax structuring, (vi) availability of financing and capital, the levels of debt that we maintain and our credit ratings, (vii) risks related to our investments in our co-investment ventures and funds, including our ability to establish new co-investment ventures and funds, (viii) risks of doing business internationally, including currency risks, (ix) environmental uncertainties, including risks of natural disasters, and (x) those additional factors discussed in reports filed with the Securities and Exchange Commission by Prologis under the heading “Risk Factors.” Prologis undertakes no duty to update any forward-looking statements appearing in this release.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial information required by this Item 9.01 is not being filed herewith. It will be filed not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The pro forma financial information required by this Item 9.01 is not being filed herewith. It will be filed not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

Exhibit No.

10.1	Senior Term Loan Agreement dated as of May 28, 2015 among Prologis, L.P., as Borrower, Prologis, Inc., as Guarantor, various lenders and Bank of America N.A., as Administrative Agent.

99.1	Press Release dated June 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS, INC.

Date: June 1, 2015	By:	/s/ Michael T. Blair
	Name:	Michael T. Blair
	Title:	Managing Director and Assistant Secretary

PROLOGIS, L.P. By: Prologis, Inc., its General Partner

Date: June 1, 2015	By:	/s/ Michael T. Blair
	Name:	Michael T. Blair
	Title:	Managing Director and Assistant Secretary